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                                                                   Exhibit 4.4

                            FIRST AMENDMENT AGREEMENT


     This First Amendment Agreement is made as of the 23rd day of December, 1998, among PARK-OHIO INDUSTRIES, INC., an Ohio corporation, ("Borrower"), the banking institutions listed on SCHEDULE 1 to the Credit Agreement, as hereinafter defined ("Banks"), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Banks ("Administrative Agent"), and THE HUNTINGTON NATIONAL BANK, as co-agent for the Banks ("Co-Agent", and, together with Administrative Agent, "Agents").

     WHEREAS, Borrower, Agents and the Banks are parties to a certain Amended and Restated Credit Agreement dated as of November 2, 1998, as it may from time to time be amended, restated or otherwise modified, which provides, among other things, for loans aggregating One Hundred Fifty Million Dollars ($150,000,000), all upon certain terms and conditions ("Credit Agreement");

     WHEREAS, Borrower, Agents and the Banks desire to amend the Credit Agreement to modify certain provisions thereof; and

     WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agents and the Banks agree as follows:

     1. Section 5.7 of the Credit and Security Agreement is hereby amended to delete subsection (b) therefrom in its entirety and to insert in place thereof the following:

         (b) SENIOR FUNDED INDEBTEDNESS TO CAPITALIZATION. Borrower and its Subsidiaries shall not suffer or permit, at any time, the ratio of (i) Total Senior Funded Indebtedness to (ii) Total Capitalization, to exceed .35 to 1.00, based upon Borrower's financial statements for the most recently completed fiscal quarter.

     2. Concurrently with the execution of this First Amendment Agreement, Borrower shall:

     (a) cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this First Amendment Agreement; and

     (b) pay all legal fees and expenses of Administrative Agent in connection with this First Amendment Agreement.

     3. Borrower hereby represents and warrants to Agents and the Banks that
(a) Borrower has the legal power and authority to execute and deliver this First Amendment Agreement, (b) the officers executing this First Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof, (c) the execution and
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delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower, (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of the First Amendment Agreement or by the performance or observance of any provision hereof, (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of Borrower's obligations or liabilities under the Credit Agreement or any Related Writing, and (f) this First Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

     4. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This First Amendment Agreement is a Related Writing as defined in the Credit Agreement.

     5. Borrower and each Guarantor of Payment, by signing below, hereby waives and releases Administrative Agent, Co-Agent and each of the Banks and the respective directors, officers, employees, attorneys, affiliates and subsidiaries of each of the foregoing from any and all such claims, offsets, defenses and counterclaims of which Borrower or such Guarantor of Payment is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

     6. This First Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     7. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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     8. JURY TRIAL WAIVER. BORROWER, AGENTS AND EACH OF THE BANKS WAIVE ANY
RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENTS AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENTS' OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENTS AND THE BANKS, OR ANY THEREOF.


                                     PARK-OHIO INDUSTRIES, INC.

                                         /s/ James S. Walker
                                     By: _______________________________
                                         James S. Walker, Vice President


                                         /s/ Ronald J. Cozean
                                     and ______________________________
                                          Ronald J. Cozean, Secretary



                                     KEYBANK NATIONAL ASSOCIATION,
                                        as a Bank and as Administrative Agent

                                         /s/ Kenneth M. Merhar
                                     By: _________________________________
                                         Kenneth M. Merhar, Vice President



                                     THE HUNTINGTON NATIONAL BANK,
                                        as a Bank and as Co-Agent

                                         /s/ Timothy M. Ward
                                     By: __________________________________
                                          Timothy M. Ward, Vice President



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                            GUARANTOR ACKNOWLEDGMENT
                            ------------------------


     The undersigned consents and agrees to and acknowledges the terms of the foregoing First Amendment Agreement. The undersigned further agrees that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned shall remain in full force and effect and be unaffected hereby.


                                ADVANCED VEHICLES, INC.
                                ARDEN INDUSTRIAL PRODUCTS, INC.
                                BLUE FALCON FORGE, INC.
                                CASTLE RUBBER COMPANY
                                CHARKEN COMPANY, INC.
                                CICERO FLEXIBLE PRODUCTS, INC.
                                GENERAL ALUMINUM MANUFACTURING COMPANY II
                                GENERAL ALUMINUM MFG. COMPANY
                                KAY HOME PRODUCTS, INC.
                                RB&W CORPORATION
                                THE AJAX MANUFACTURING COMPANY
                                TOCCO, INC.

                                    /s/ James S. Walker
                                By: ____________________________________
                                    James S. Walker, Vice President
                                    of each of the foregoing Companies


                                    /s/ Ronald J. Cozean
                                By: ___________________________________
                                    Ronald J. Cozean, Secretary
                                    of each of the foregoing Companies



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